STOCK AGREEMENT dated February 8, 2000, among Marita Lichtenstein,
Marita Lichtenstein as Custodian for Samuel Lichtenstein, Seymour
Lichtenstein, The Lichtenstein Foundation, Inc., and Garan, Incorporated.

                               Section A
                     Definitions and Construction

     A.1. Terms used in this Stock Agreement shall have the following meanings:

     Agreement shall mean this Stock Agreement.

     Bona Fide Offer shall mean a writing, which may be a letter of intent, setting forth all of the material terms of an offer made by an individual or entity who has performed due diligence, who has the financial, legal, and contractual capacity to perform the terms of such offer, and who is neither associated in any capacity with nor owned in whole or in part by the Seller to whom the offer is made.

     Business Day shall mean any day other than a Saturday, Sunday, or a day on which the banking institutions in New York, New York, are authorized or required to close.

     Closing shall mean the consummation of a sale and purchase of Shares owned by the Sellers pursuant to this Agreement.

     Commencement Date shall mean the earlier of (i) the date that SL becomes Disabled or (ii) the date SL dies.

     Commission shall mean the Securities and Exchange Commission or any Federal governmental agency that succeeds the Commission.

     Common Stock shall mean the shares of Company Common Stock, no par value, that are currently authorized by the Company's Articles of Incorporation and any shares thereof so authorized in the future, and any shares of capital stock into which such shares of Common Stock are reclassified, converted, or exchanged after the date of this Agreement.

     Company shall mean Garan, Incorporated, a Virginia corporation, with offices at 350 Fifth Avenue, New York, New York 10118.

     Disability shall mean the inability of SL to substantially carry out the duties customarily performed by him for the Company because of psychological, emotional, or physical reasons.

     Disabled shall mean a condition occurring after SL's Disability has continued for a period of 90 continuous days or for a period of 120 days not necessarily continuous in any 12 month period

     Foundation shall mean The Lichtenstein Foundation, Inc., a New York not-for-profit corporation, with an office at 350 Fifth Avenue, New York, New York 10118.

     ML shall mean Marita Lichtenstein,  791 Park Avenue, New York, New
York 10021.

     ML as Custodian, shall mean ML as custodian for Samuel Lichtenstein, the minor child of ML and SL.

     Notice of Offer shall mean a notice by a Seller that she, he, or it has received a Bona Fide Offer to sell a specified number of Shares (the Offered Shares) that she, he, or it wishes to accept, which must be accompanied by a copy of the Bona Fide Offer.

     Offered Shares shall mean the number of Shares a Seller wishes to sell pursuant to the terms and conditions of a Bona Fide Offer.

     Offeror shall mean the person or entity who submits a Bona Fide Offer to a Seller.

     Put Notice shall mean a notice by the Sellers requiring the Company to purchase all of their Shares.

     Representative shall mean a trustee, executor, administrator, or personal representative and, with respect to a Disabled individual, her or his conservator, committee, guardian, or similar appointee.
Seller or Sellers shall mean one or more of the Foundation, ML, ML as Custodian, and SL.

     SL shall mean Seymour Lichtenstein, 791 Park Avenue, New York, New York 10021.

     Shares shall mean, as to each Seller, all of the shares of Common Stock owned by such Seller on the Commencement Date and thereafter acquired by such Seller (whether by way of stock dividend, reorganization, bequest, gift, purchase, or otherwise) prior to the Termination Date.

     Termination Date shall mean the first to occur of (i) a Closing after which none of the Sellers own any Shares or (ii) the date which is 24 months after SL's death.

      A.2. Unless otherwise expressly provided: (i) when the defined meaning is intended, the term is initially capitalized and (ii) the defined meaning of any term in the singular or plural also shall include the plural or singular, as the case may be.

                              Section B
                              Background

     B.1. SL, the owner of 688,738 shares of Common Stock, is the Chief Executive Officer of the Company and may be deemed to be a "control person" of the Company as that term is defined by the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     B.2. ML, the wife of SL, owns 4,012 shares of Common Stock individually, and holds options currently exercisable to purchase 12,500 shares of Common Stock.

     B.3. ML as Custodian owns 100 shares of Common Stock.

     B.4. The Foundation, which SL may be deemed to control, owns 19,200 shares of Common Stock.

     B.5. The Company believes it is in its best interests to limit the distribution of the shares of Common Stock owned by the Foundation, ML, ML as Custodian, and SL in the event SL becomes Disabled or dies.

THEREFORE, IT IS AGREED:

                              Section I
                    Right of First Refusal; Put

     1.1. No Seller shall sell, assign, pledge, or otherwise dispose of or encumber any of her, his, or its Shares during the period from the Commencement Date to the Termination Date other than (a) to any entity that is directly or indirectly owned by such Seller and that has agreed in writing to be bound by the terms and conditions of this Agreement, (b) to the Company, (c) as a gift or bequest if the recipient has agreed in writing to be bound by the terms and conditions of this Agreement, or (d) in accordance with the terms and conditions of Section 1.2. Any attempt to transfer Shares in violation of the provisions of this Section I shall be void and of no force or effect.

     1.2. If a Seller receives a Bona Fide Offer from a third party to purchase on or after the Commencement Date all or part of her, his, or its Shares which such Seller desires to accept, such Seller shall offer such Shares for sale to the Company at the same price and upon the same terms as set forth in the Bona Fide Offer by giving a Notice of Offer to the Company. The Notice of Offer shall constitute an offer by such Seller to sell the Offered Shares to the Company at the same price and upon the same terms and conditions as set forth in the Bona Fide Offer. Within 15 days from the receipt of the Notice of Offer, the Company shall deliver a notice to the Seller who sent the Notice of Offer indicating whether the Company accepts or rejects the offer to sell made by the Notice of Offer. If the Company accepts the offer to sell, the Notice of Offer and the Company's notice of acceptance shall constitute the binding agreement of the notifying Seller and the Company for the sale and purchase of the Offered Shares at the price and upon the terms and conditions stated in the Bona Fide Offer. If the Company gives a notice rejecting the offer to sell or fails to give notice within the 15 day period in response to the Notice of Offer, the notifying Seller shall be entitled under the terms of this Agreement, to sell, convey, and deliver the Offered Shares to the Offeror at the price and upon the terms and conditions stated in the Notice of Offer, but only if the sale and purchase of the Offered Shares is completed within a period of 45 days from the date of delivery of the Notice of Offer to the Company. In the event that ML or SL dies, her or his named Representative can give a Notice of Offer prior to an official appointment as such.

     1.3. The Sellers collectively shall have the option for the period from the Commencement Date to the Termination Date to give a Put Notice to the Company to require the Company to acquire all of the Common Stock then owned by them. The price per Share of the Common Stock shall be equal to the average of the per share closing prices of the Common Stock on the American Stock Exchange (or if not them listed on the American Stock Exchange, on any other national securities exchange on which the Common Stock is listed, or if not so listed, as reported by NASDAQ, or if not so reported, as reported by any other national quotation system) for the 30 Business Days immediately preceding the Put Notice as reported by The Wall Street Journal. In the event that the Shares are not listed on a national securities exchange or NASDAQ (or any other national quotation system), the price per Share of the Common Stock shall be equal to the fair market value of the Common Stock as determined by the Company's Board of Directors based on information furnished by one or more independent market makers making a market in the Common Stock. The purchase price shall be payable in cash at the Closing. In the event that ML or SL dies, her or his named Representative can give a Put Notice prior to an official appointment as such.

     1.4. Each Seller and the Company recognizes that money damages will be inadequate to compensate the Company or the Sellers for the injury it or they will suffer as the result of a breach by any Seller or the Company of the provisions of Sections 1.1, 1.2, and 1.3, and hereby expressly consents to specific performance as an appropriate remedy for the breach of any provision of such Sections.

                                Section II
                        Sale of Shares and Closings

     2.1.A.  The Closing of a purchase of Offered Shares pursuant to
Section 1.2 which has been accepted by the Company shall be on the 30th day following the date of delivery of the Notice of Offer, or if such date is not a Business Day, on the first Business Day thereafter.

     2.1.B. The Closing of a purchase pursuant to Section 1.3 shall be on the 15th day following the Put Notice or if such date is not a Business Day, on the first Business Day thereafter.

     2.1.C. In the event that a Representative of a Seller must be appointed, the Closing referred to in Sections 2.1.A or 2.1.B shall be postponed until 7 Business Days after such appointment.

     2.2. All Closings shall take place at the offices of the Company at 10:00 a.m., New York City time or such other date, time, or location as the Seller or Sellers and the Company otherwise agree.

                                Section III
                Representations and Warranties of the Company

     3.1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Virginia and has all requisite corporate power and authority to own and operate its properties and to carry on its business as presently being conducted.

     3.2. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to purchase the Shares in accordance with the terms of this Agreement, and to carry out and perform all of its other obligations under the terms of this Agreement.

     3.3 This Agreement has been duly authorized, executed, and delivered by or on behalf of the Company and, assuming due execution and delivery of this Agreement by the Sellers, this Agreement constitutes the legal, valid, and binding obligation of the Company enforceable in accordance with its terms.

     3.4. No consent, approval, or authorization of or qualification, designation, declaration, or filing with any governmental authority on the part of the Company is required in connection with the execution, delivery, and performance by the Company of this Agreement, the purchase by the Company of any of the Shares, or the consummation of any other transaction contemplated by this Agreement.

     3.5. The Company is not in violation of any provision of its Articles of Incorporation or Bylaws, or of any loan agreement or other material agreement to which it is a party. The execution, delivery, and performance of this Agreement and the taking of action contemplated by this Agreement will not result in any violation of or be in conflict with or constitute a default under any of the foregoing or result in the creation of any mortgage, lien, charge, or encumbrance upon any of the properties or assets of the Company pursuant to any of the foregoing.

                                  Section IV
                Representations and Warranties of Each Seller

     Each of the Sellers, severally and not jointly, represents and warrants to the Company as follows:

     4.1. Such Seller has all requisite power and authority and full legal capacity to execute and deliver this Agreement, to sell the Shares now owned by such Seller in accordance with the terms of this Agreement, and to carry out and perform all of her, his, or its other obligations under the terms of this Agreement.

     4.2. This Agreement has been duly executed and delivered by such Seller, and assuming due authorization, execution, and delivery of this Agreement by the Company, this Agreement constitutes the valid and binding obligation of such Seller enforceable in accordance with its terms.

     4.3. Such Seller is the beneficial owner of the number of Shares referred to in Section B. Such Shares are owned by such Seller free of all liens, claims, charges, and encumbrances, except for ML's options and SL's shares issued in accordance with the Company's 1999 Restricted Stock Plan. At the time of any transfer of any Shares to the Company pursuant to this Agreement, such Shares will be owned by such Seller free and clear of any liens, claims, charges, , or encumbrances. With respect to the Foundation, the execution and delivery of this Agreement by it has received, and the sale of its Shares pursuant to this Agreement will at the time of sale have received, all required approvals, including any Board of Directors approvals. None of the Sellers is a party to, or bound by, any agreement or other right or arrangement (a) that provides for the sale, transfer, or other disposition of any of her, his, or its Shares (other than this Agreement) or (b) under which the execution, delivery, and performance by her, him, or it of this Agreement would result in a material breach thereof or a material default thereunder or would create a lien, charge, or encumbrance on the Shares owned by her, him, or it.

                                Section V
                         Conditions to a Closing

     5.1. Each Seller's obligations to sell and deliver the Shares owned by such Seller to be purchased by the Company at a Closing is subject to the fulfillment, to the Seller's reasonable satisfaction, before or at such Closing, of the following conditions, any of which may be waived in writing by such Seller:

     5.1.A.    The representations and warranties of the Company made or
contained in this Agreement or otherwise made in writing by or on behalf of the Company in connection with the transactions contemplated by this Agreement shall be true and correct in all material respects at and as of the date of such Closing as if made on and as of such date, except as affected by the transactions contemplated by this Agreement.

     5.1.B.    The Company shall have performed and complied with all
agreements and conditions contained in this Agreement required to be performed or complied with by it before or at such Closing.

     5.1.C.    The Company shall have delivered to such Seller a
certificate dated the date of the Closing and executed by the President or a Vice President of the Company certifying that, after due inquiry in the case of matters not within his knowledge, the conditions specified in Sections 5.1.A and 5.1.B have been fulfilled.

     5.2. The Company's obligation to purchase and pay for the Shares of any Seller to be acquired by the Company at a Closing is subject to the fulfillment, before or at such Closing, of the following conditions, any of which may be waived in writing by the Company:

     5.2.A.    The representations and warranties of a Seller made or
contained in this Agreement or otherwise made in writing by such Seller in connection with the transactions contemplated by this Agreement shall be true and correct in all material respects at and as of the date of such Closing as if made on and as of such date, except as affected by the transactions contemplated by this Agreement.

     5.2.B     The Seller shall have performed and complied with all
agreements and conditions contained in this Agreement required to be performed or complied with by her, him, or it before or at such Closing.

     5.2.C.    The Seller shall have delivered to the Company a certificate dated the date of the Closing and executed by such Seller certifying that the conditions specified in Sections 5.2.A and 5.2.B hereof have been fulfilled and that the Company will acquire good title to the Shares being acquired free and clear of any liens, claims, charges, or encumbrances.

     5.2.D.    In connection with a Closing resulting from a Put Notice,
each of the Sellers shall have either exercised or forfeited all options, warrants, and other rights to acquire shares of the Common Stock held by such Seller, and, if so exercised, such shares of Common Stock shall have been issued to such Seller and included in the sale to the Company.

     5.2.E.    The Purchase of any of the Shares by the Company shall not, in the reasonable opinion of the Board of Directors of the Company upon advice of Virginia counsel, constitute a violation of Section 13.1-653 of the Virginia Stock Corporation Act.

                                Section VI
                               Miscellaneous

     6.1.A.    All agreements, representations, and warranties contained in this Agreement or made in writing by the Company or on behalf of the Company in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by the Sellers or on their behalf, the sale and purchase of the Shares, and payment therefor.

     6.1.B.    All statements contained in any certificate or other
instrument executed and delivered by the Company or its duly authorized officers pursuant to this Agreement in connection with the transactions contemplated by this Agreement shall be deemed representations by the Company under this Agreement.

     6.1.C.    All agreements, representations, and warranties contained in this Agreement or made in writing by any of the Sellers in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement, the sale and purchase of the Shares and payment therefor.

     6.1.D.    All statements contained in any certificate or other
instrument executed and delivered by any Seller pursuant to this Agreement in connection with the transactions contemplated by this Agreement shall be deemed representations by such Seller under this Agreement.

     6.2. All of the Shares shall bear either a legend reflecting the restrictions on transfer imposed by this Agreement or a stop order shall be placed on the Shares with the Company's transfer agent.

     6.3. Any failure of a party hereto to insist upon strict performance by any other party of any of the terms of this Agreement shall not be deemed to be a waiver of any of the terms and conditions of this Agreement unless such party so acknowledges in writing and such party shall have the right thereafter to insist upon strict performance thereof by the other party.

     6.4. This Agreement is to be governed by, and construed, interpreted, and enforced in accordance with the laws of the Commonwealth of Virginia without regard to the conflicts of laws provisions thereof.

     6.5. This Agreement shall be binding upon and shall inure to the benefit of the Company and any entity which shall be merger, consolidation, purchase, or otherwise succeed to substantially all of the business of the Company, the Company's assigns permitted pursuant to the next sentence, and the Sellers and their respective distributees and Representatives. The Company may assign all or a portion of its right, title, and interests under this Agreement to any employee benefit plan in which the Company's employees participate (as a result of their position as the Company's employees), or to any other entity that undertakes and agrees in a writing reasonably satisfactory to the Sellers to be bound by the Company's obligations under this Agreement. Except as contemplated by Section I, the Sellers shall not have the right to assign any of their rights or obligations under this Agreement or transfer any of their Shares without the express written consent of the Company.

     6.6. All notices , requests, instructions, or other documents required under this Agreement shall be deemed to have been given or made when personally delivered or when deposited with the U.S. Postal Service for delivery by registered or certified mail and addressed to or telecopied (providing that the teletransmission is confirmed by regular mail):

              To the Company:   350 Fifth Avenue
                                 New York, New York 10018
                                 Attn:  Mr. Jerald Kamiel, President
                                 Telecopier No.:  971-2254

              To the Sellers:    Mr. Seymour Lichtenstein
                                 791 Park Avenue
                                 New York, New York 10021
                                 Telecopier No.:  _____________

              A copy of all notices shall be sent
              to:                Tannenbaum Dubin & Robinson, LLP
                                 1140 Avenue of the Americas
                                 New York, New York 10036
                                 Attn:  Marvin S. Robinson, Esq.
                                 Telecopier No.:  212-302-2906

                                 Hunton & Williams
                                 Riverfront Plaza, East Tower
                                 951 East Byrd Street
                                 Richmond, VA 23219-4074
                                 Attn:  Allen C. Goolsby, Esq.
                                 Telecopier No.:  804-788-8218

Any party may from time to time give the others written notice of a change in the address to which notices are to be sent.

     6.7. Inapplicability or unenforceability of any provision of this Agreement shall not impair the operation or validity of any other provision hereof.

     6.8. This Agreement contains the entire agreement between the Sellers and the Company with respect to the subject matter of this Agreement and supercedes all prior agreements, arrangements, and understandings, written or oral, among the parties with respect to the subject matter of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

                                  GARAN, INCORPORATED


                                  By:_____________________________________
                                     Jerald Kamiel, President


                                  ________________________________________
                                      Seymour Lichtenstein



                                  ________________________________________
                                  Marita Lichtenstein, individually and as
                                  Custodian for Samuel Lichtenstein


                                  THE LICHTENSTEIN FOUNDATION, INC.


                                  By:__________________________________
                                  Seymour Lichtenstein, President